UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)     March 18, 2008

                           ON THE GO HEALTHCARE, INC.
           (Exact name of registrant as specified in its charter)

     DELAWARE                      333-61538                 98-0231687
  ----------------             --------------------    -------------------
  (State or Other                 (Commission          (IRS Employer
  Jurisdiction of                 File Number)           Identification
   Incorporation)                                            No.)

                         85 Corstate Avenue, Unit #1
                              Concord, Ontario
                               Canada L4K 4Y2
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:  (905) 760-2987

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective March 18, 2008, we entered into a binding agreement with FTS Group, Inc. and OTG Technologies Group, Inc., a Florida corporation and wholly-owned subsidiary of FTS Group, Inc. (together, "FTS"), whereby FTS agreed to purchase certain assets of our value-added reseller business unit, dba On The Go Technologies Group, including its goodwill and intellectual property, and in addition, FTS agreed to assume On The Go Technologies Group's trade contracts beginning March 18, 2008. In exchange for the foregoing, FTS agreed to pay us US$4,000,000. The $4,000,000 purchase price will be comprised of a promissory note and the assumption of our vendor debt in the amounts of $1,100,000 and $2,900,000, respectively, subject to adjustment based on a final determination of vendor debt outstanding on the effective date.

The promissory note has a face value of $1,100,000, subject to adjustment, and will be payable to us in cash payments of $150,000 on the first of each month, beginning April 1, 2008, until paid in full.
We may, at our sole option, extend the first payment due date in writing. If FTS does not make a scheduled payment on the promissory note within three business days after a payment due date, it will be in default on the promissory note and we may, at our sole option, convert any unpaid principal that would have been due into shares of FTS Group's restricted common stock. The conversion rate is 95% of the lowest closing best bid prices of FTS Group's common stock on the three trading days prior to our delivery of a notice of conversion.

If after 180 calendar days following the issuance of common stock pursuant the default provisions of the promissory note, the value of the common stock is less than the amount of principal converted, and we still hold the common stock, then, FTS will, within ten business days following the 180th day, pay us in cash or common stock, in its discretion, the amount by which such value falls short of the principal amount converted.

The foregoing description of the binding agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Binding agreement, filed as Exhibit 10.1 to this report and incorporated herein by reference.

ITEM 3.02       UNREGISTERED SALES OF EQUITY SECURITIES.

Between March 6, 2008 and March 19, 2008, an existing investor converted $19,600 principal amount of a convertible promissory note into an aggregate of 122,500,000 shares of our common stock, at $0.00016 per share. Payments under the note are due on the tenth calendar day of each month and are convertible into shares of our common stock at eighty percent of the lowest closing best bid prices of our common stock for the ten trading days prior to the payment due date. We issued shares pursuant to this conversion as follows:

* On March  6, 2008, we issued 15,000,000 shares of our common stock.
* On March 10, 2008, we issued 18,300,000 shares of our common stock.
* On March 11, 2008, we issued 20,700,000 shares of our common stock.
* On March 12, 2008, we issued 21,700,000 shares of our common stock.
* On March 14, 2008, we issued 22,800,000 shares of our common stock.
* On March 19, 2008, we issued 24,000,000 shares of our common stock.

With respect to the issuance of our securities as described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. The securities were sold to an accredited investor. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including the risks described in our annual report on Form 10-K and other filings we make from time to time filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01       EXHIBITS.

EXHIBIT NUMBER                     DESCRIPTION

10.1 Binding Agreement between the Company on one side and FTS Group, Inc. and OTG Technologies Group, Inc. on the other side, dated March 18, 2008 (filed herewith).



                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          On The Go Healthcare, Inc.
                                          --------------------------
                                                (Registrant)

Date    March 27, 2008

                                             /s/ Stuart Turk
                                          --------------------------
                                                 (Signature)

                                           Name: Stuart Turk
                                          Title: Chief Executive Officer and
                                                 President